PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP Suite 3100 1300 S.W. Fifth Ave. Portland OR 97201-5687 Telephone (971) 544-4000 Facsimile (971) 544-4100

Exhibit 15

January 30, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated January 16, 2002 on our review of interim financial information of PacifiCorp (the "Company") as of and for the period ended December 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-91411).

Very truly yours,

PricewaterhouseCoopers LLP